POWER OF ATTORNEY


	I, Kathy MacDonald, Officer of Mead Johnson Nutrition Company, a corporation duly organized and existing under the laws of the State of Delaware, in the
United States of America, and having its principal place of business at 2701
Patriot Boulevard, Fourth Floor, Glenview, Illinois  60026-8039, do hereby constitute and appoint each of William C. P'Pool, Eryk J. Spytek, and Maria A.
Sharkey, individually, as my lawful attorney-in-fact and in my name, place and stead to execute and deliver any and all documents relating to insider reporting requirements under Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other action, as such attorney considers necessary or appropriate, to effectuate such transactions until such time as I am no longer an Officer of Mead Johnson Nutrition Company.

	IN WITNESS WHEREOF, I have executed this Power of Attorney on this 1st day of
March, 2012.



	  /s/ Kathy MacDonald _
	Kathy MacDonald